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                                                                    EXHIBIT 15.1



                LETTER ON UNAUDITED INTERIM FINANCIAL INFORMATION


May 18, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 10, 2004 on our review of interim financial information of Pride International, Inc. for the three month period ended March 31, 2004 and March 31, 2003 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004 is incorporated by reference in its Registration Statement on Form S-8 dated May 18, 2004.


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Houston, Texas